                                                                   EXHIBIT 10.71

                              CONSENT AND AMENDMENT

            This CONSENT AND AMENDMENT ("Amendment") to the Purchase Agreement (the "Purchase Agreement") dated as of February 11, 2002 and amended as of November 12, 2002, by and among ACMI HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERICAN COIN MERCHANDISING, INC., a Delaware corporation (the "Company") and the Purchasers named therein (the "Purchasers"), and to the Warrants issued to the Purchasers pursuant to the Purchase Agreement, is dated as of April 15, 2003, and is entered into by and among Holdings, the Company and the Purchasers.

                              W I T N E S S E T H :

                                    RECITALS

            WHEREAS, upon the terms and subject to the conditions set forth in the New Purchase Agreement (as defined below), the Company has agreed to sell to the Purchasers named therein and each Purchaser severally has agreed to purchase from the Company, in the aggregate, $6.5 million principal amount of the Company's Senior Subordinated Notes due 2009 hereto (the "New Notes");

            WHEREAS, upon the terms and subject to the conditions set forth in the New Purchase Agreement Holdings has agreed to issue to the Purchasers named therein warrants (the "New Warrants") initially exercisable for an aggregate of up to 30,957 shares of Holdings Common Stock, par value $.01 per share;

            WHEREAS, the Company intends to acquire (a) substantially all of the assets of Folz Vending Co., Inc., a New York corporation ("Folz Vending"), and Folz Novelty Co., Inc., a New York corporation ("Folz Novelty") (the "Folz Acquisition"), in accordance with the Asset Purchase Agreement (the "Folz Asset Purchase Agreement") dated as of March 14, 2003 by and among FVFN Acquisition Corp., a Delaware corporation, the Company, Folz Vending, Folz Novelty, The Roger Folz Revocable Trust and Roger Folz and (b) substantially all of the assets of Gameplan, Inc., a New Jersey corporation ("Gameplan"), and Pinball Wizard, Inc., a New Jersey corporation ("Pinball") (the "Gameplan Acquisition"), in accordance with the terms of an asset purchase and sale agreement (the "Gameplan Asset Purchase and Sale Agreement") by and among the Company, Gameplan, Pinball and Anthony DeMarco pursuant to which the Gameplan Acquisition is consummated;

            WHEREAS, in connection with the Folz Acquisition and the Gameplan Acquisition, (i) the Company will enter into an $82.0 million amended and restated senior secured credit facility (the "Credit Facility") and (ii) Wellspring Capital Partners II, L.P., CIT Lending Services Corporation, Indosuez Capital Partners 2003, L.L.C. and the Audax

Investor Group (as defined in the New Purchase Agreement) will make, pursuant to subscription agreements, dated as of the date hereof (the "Subscription Agreements"), equity investments in Holdings of $10,750,001.00, $499,995.50, $1,500,003.50 and $249,993.50, respectively (the "Equity Financing"); and

            WHEREAS, the parties desire to amend the Purchase Agreement as hereinafter set forth;

            NOW THEREFORE, in consideration of the premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intend to be legally bound hereby, agree as follows:

            1. CONSENT. Subject to the satisfaction of the conditions set forth in Section 4 below, the Purchasers hereby consent to the consummation by the Company of the Folz Acquisition and the issuance and sale of the New Notes by the Company to the Purchasers named in the New Purchase Agreement.

            2. AMENDMENTS TO THE PURCHASE AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 4 below, the Purchase Agreement is amended as follows:

            (a) The definition of "Capital Expenditure" contained in Section
1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on a consolidated balance sheet of the Company, but excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) expenditures made in connection with Acquisitions permitted under Sections 8.15(a)(xvi) and (xvii) and (c) for the 2003 Fiscal Year only, up to $1,200,000 of payments made to acquire equipment under operating leases within 30 days after the Closing Time."

            (b) The definition of "Chinese Subsidiary" contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety.

            (c) The definition of the term "Computation Period" contained in
Section 1.01 of the Purchase Agreement is amended and restated in its entirety, as follows:

            "Computation Period" means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter; provided, that for the Computation Periods ending on each of June 30, 2003, September 30, 2003 and December 31, 2003, the denominator for each of the Fixed Charge Coverage Ratio and the Interest Coverage shall be calculated for the period from April 1, 2003 through and including the last day of such Computation Period and annualized.

            (d) The definition of "Consultant Expenses" contained in Section
1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "Consultant Expenses" means actual out-of-pocket costs and expenses incurred by the Company to its consultant in respect of the possible formation of a Subsidiary of the Company under the laws of the Peoples Republic of China to act as a buying office, warehouse and distribution center for skill crane merchandise and directly related businesses, and related issues, up to an aggregate maximum amount of $150,000.

            (e) The definition of "Credit Agreement" contained in Section 1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "Credit Agreement" means the Amended and Restated Credit Agreement dated as of the date hereof relating to the Credit Facility as in effect on April 15, 2003, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 8.04) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            (f) The definition of the term "EBITDA" contained in Section 1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted for such period in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization, other non-cash charges, management, consulting and similar fees to the extent permitted pursuant to Section 8.02(b)(iii)(1), transaction fees and expenses relating to the Related Transactions, to the extent expensed on or after February 11, 2002, and, with respect only to (i) periods that include portions of the 2002 Fiscal Year, Consultant Expenses incurred during portions of the 2002 Fiscal Year included in such period and (ii) periods that include portions of the 2003 Fiscal Year, (a) up to $200,000 of expenses relating to the closure of the Company's Kent, Washington facility, (b) aggregate rental, insurance and utility expenses for new distribution centers opened by the Company during the 2003 Fiscal Year, for the period commencing on January 1, 2003 and ending on the termination date of the Kent, Washington lease, but in any event not after September 30, 2003, and (c) payments made under operating leases in respect of equipment purchased within 30 days of the Closing Time by the Company with proceeds of the Credit Facility, which amount of EBITDA shall be adjusted, without duplication with the calculation of Pro Forma EBITDA, by identifiable and verifiable actual or pro forma one-time nonrecurring items, such as excess owner compensation, severance and one-time transaction-related expenses related to any Acquisition or joint venture Investments permitted to be made under
      Section 8.15 hereof, in each case to the extent approved by the Required Holders, which approval shall not be unreasonably withheld; provided that, notwithstanding anything to the contrary contained herein, for each of the calendar months listed below, EBITDA shall be deemed to be the amount set forth below opposite such month:

                                                    EBITDA                             EBITDA
                                        (if the Gameplan Acquisition     (if the Gameplan Acquisition
                Calendar Month              is not consummated)                  is consummated)
                 January 2002                     $2,030,520                         $2,187,430

                February 2002                     $2,342,585                         $2,499,495

                  March 2002                      $2,642,129                         $2,799,039

                  April 2002                      $2,413,058                         $2,569,968

                   May 2002                       $2,230,207                         $2,387,117

                  June 2002                       $2,423,841                         $2,580,751

                  July 2002                       $3,289,458                         $3,446,368

                 August 2002                      $3,067,278                         $3,224,188

                September 2002                    $2,397,039                         $2,553,949

                 October 2002                     $2,503,415                         $2,660,325

                November 2002                     $2,566,584                         $2,723,764

                December 2002                     $3,458,867                         $3,615,777

            (g) The definition of the term "Environmental Claims" contained in
Section 1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "Environmental Claims" means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or any Person or property.

            (h) The definition of the term "GAAP" in Section 1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "GAAP" means generally accepted accounting principles in effect in the United States of America, as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

            (i) The definition of the term "Kiddie World Acquisition" in Section
1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "Kiddie World Acquisition" means the acquisition by the Company of certain of the assets of Kiddie World pursuant to a certain Asset Purchase and Sale Agreement dated September 2, 2002 and related agreements, instruments and documents.

            (j) The definition of the term "Pro Forma EBITDA" in Section 1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "Pro Forma EBITDA" means, with respect to any Restricted Subsidiary, business or division acquired in an Acquisition or joint venture Investment permitted to be made under Section 8.15 hereof, the Attributable Percentage of EBITDA for such Restricted Subsidiary, business, division or joint venture for the portion of the most recent twelve (12) month period that fell prior to the consummation of such Acquisition or Investment and for which financial statements are made available to the Noteholders at the time of determination thereof, adjusted by identifiable and verifiable actual or pro forma one-time nonrecurring items, such as excess owner compensation, severance and one-time transaction-related expenses of the acquired business, in each case calculated by the Company and approved by the Required Holders, which approval shall not be unreasonably withheld.

            (k) The definition of "Unrestricted Subsidiary" in Section 1.01 of the Purchase Agreement is amended and restated in its entirety as follows:

            "Unrestricted Subsidiary" means each Subsidiary of the Company as to which the Company has notified the Noteholders in writing, on or prior to the date of formation or Acquisition by the Company or another Subsidiary of such Subsidiary, that the Company has elected to designate such Subsidiary as an Unrestricted Subsidiary for purposes of this Agreement, and as to which the Company has not subsequently notified the Noteholders in writing to change such designation to that of a Restricted Subsidiary. Without the consent of the Required Holders, no Restricted Subsidiary may at any time be redesignated as an Unrestricted Subsidiary. As of the Closing Time, the Company shall have no Unrestricted Subsidiaries other than ACMI Canada, Inc.

            (l) Section 1.01 of the Purchase Agreement is amended to include definitions of the terms "Folz Acquisition", "Folz Asset Purchase Agreement", "Folz Novelty", "Folz Vending", "Gameplan", "Gameplan Acquisition", "Gameplan Asset Purchase Agreement", "New Notes", "New Purchase Agreement", "Pinball", "Related Transactions" and "Related Transaction Documents" in alphabetical order, as follows:

            "Folz Acquisition" means the acquisition by the Company of assets of Folz Novelty and Folz Vending pursuant to the Folz Asset Purchase Agreement.

            "Folz Asset Purchase Agreement" means the asset purchase agreement dated March 14, 2003 executed by the Company, FVFN Acquisition Corp., a Delaware corporation, Folz Vending, Folz Novelty, the Roger Folz Revocable Trust and Roger Folz, as the same has been and may hereafter be amended, supplemented or modified from time to time.

            "Folz Novelty" means Folz Novelty Co., Inc., a New York corporation.

            "Folz Vending" means Folz Vending Co., Inc., a New York corporation.

            "Gameplan" means Gameplan, Inc., a New Jersey corporation.

            "Gameplan Acquisition" means the acquisition by the Company of assets of Gameplan and Pinball pursuant to the Gameplan Asset Purchase Agreement.

            "Gameplan Asset Purchase Agreement" means that asset purchase agreement to be executed by the Company, Gameplan, Pinball and Anthony DeMarco pursuant to which the Gameplan Acquisition is consummated, as may thereafter be amended, supplemented or modified from time to time.

            "New Notes" means the Company's Senior Subordinated Notes due in 2009 issued pursuant to the New Purchase Agreement.

            "New Purchase Agreement" means the purchase agreement dated as of April 15, 2003 among ACMI Holdings, Inc., American Coin Merchandising, Inc. and the Purchasers named therein.

            "Pinball" means Pinball Wizard, Inc., a New Jersey corporation.

            "Related Transaction Documents" shall have the meaning assigned to the term "Transaction Documents" in the New Purchase Agreement.

            "Related Transactions" shall have the meaning assigned to the term "Transactions" in the New Purchase Agreement.

            (m) Clause (ii) of Section 6.01(n) of the Purchase Agreement is hereby amended and restated as follows:

            "(ii) Notwithstanding any provision in this Agreement to the contrary, (x) none of Holdings, the Company or any Subsidiary shall in any event be required to provide to any Person any information protected by law as a privileged communication resulting from a protected relationship (including, by way of example, the attorney client relationship), so long as such information remains privileged and the disclosure of such privileged information would, in the good faith judgment of Holdings or the Company (based on the advice of counsel), constitute a waiver of such privileged status and (y) other than with respect to any original Purchaser (so long as such Purchaser holds any Warrants or Warrant Shares), the Company shall not have any obligations to provide information under this Section 6 to any Warrantholder or Warrantshareholder that holds Warrants and/or Warrant Shares (and Warrants and Warrant Shares as defined in the New Purchase Agreement) equivalent to less than 500 shares of Holdings Common Stock (subject to appropriate adjustment for combinations, subdivisions, stock dividends and like events with respect to the Holdings Common Stock)."

            (n) Section 7.10(a) of the Purchase Agreement is hereby amended by
(i) inserting "(including AFF Co-Invest, L.P.)" after the phrase Audax Investor Group in the first line of the first sentence thereof and (ii) inserting "and the New Notes" after the phrase "the Notes" in the third line of the first sentence thereof.

            (o) Clauses (iii)(1) and (vi) of Section 8.02(b) of the Purchase Agreement are each hereby amended and restated in their entirety and new clause
(x) is added as follows:

            "(1) pay fees to the Sponsors pursuant to the Services and Fee Agreement in an aggregate amount not exceeding $500,000 in any Fiscal Year (exclusive of transaction costs paid pursuant to the Services and Fee Agreement at the Closing Time in respect of the Transactions and, upon the closing of the Folz Acquisition and the Gameplan Acquisition, in respect of the Related Transactions), plus reasonable out-of-pocket expenses as provided in the Services and Fee Agreement and"

            "(vi) each of the Closing Time Issuers or any Restricted Subsidiary may consummate the Transactions and the Related Transactions and may pay fees and expenses incurred in connection with the Transactions and the Related Transactions;"

            "(x) on the Closing Time, the Company may make distributions to Holdings to permit Holdings to redeem Common Stock of Holdings held by a lender under the Credit Agreement."

            (p) Clauses (i), (iv), (viii), (ix), (xi), (xii) and (xiii) of
Section 8.04 of the Purchase Agreement are each hereby amended and restated in their entirety as follows:

            "(i) Indebtedness represented by the Senior Debt, less (without duplication) the amount of any Net Cash Proceeds of any Asset Sale used to repay Indebtedness thereunder in accordance with Section 8.05;"

            "(iv) Indebtedness of FVFN Acquisition Corp. to Fundamental Dynamics Industries, Inc. in an aggregate outstanding principal amount not at any time in excess of $75,000;"

            "(viii) the Indebtedness under this Agreement, the Notes, the Guarantees, the New Purchase Agreement, the New Notes and the guarantees thereof;"

            "(ix) the Senarc Debt in an aggregate outstanding principal amount not at any time from and after April 15, 2003 exceeding $223,490, together with accrued and unpaid interest thereon;"

            "(xi) Indebtedness incurred in connection with Acquisitions permitted pursuant to Section 8.15 (xvi); provided that the requirements of clause (6) of such Section are satisfied;"

            "(xii) the Kiddie World Debt in an aggregate outstanding principal amount not at any time from and after April 15, 2003 exceeding $953,051, together with all accrued and unpaid interest thereon; and"

            "(xiii) other Indebtedness, in addition to the Indebtedness listed above, in an aggregate outstanding principal amount not at any time to exceed $500,000, less the aggregate outstanding principal amount of the Senarc Debt at such time (but in no event less than zero)

      (such clauses (i) through (xiii), collectively, referred to as "Permitted Indebtedness"), provided that the Company and its Restricted Subsidiaries shall not incur any Permitted Indebtedness after April 15, 2003 that is Subordinated Indebtedness that has a maturity or mandatory sinking fund payment prior to the Maturity of the Notes."

            (q) Clauses (iii) and (viii) of Section 8.06 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

            "(iii) the execution and delivery of the Transaction Documents and the Related Transaction Documents and the consummation of the transactions contemplated thereby and/or permitted pursuant to Section 8.02, including but not limited to the incurrence and payment on the Closing Time and on April 15, 2003 of all fees and expenses (including fees and expenses payable to or on behalf of the Sponsors or Holdings pursuant to the Services and Fee Agreement) in connection therewith;"

            "(viii) Indebtedness permitted under Section 8.04(iii), (vii) and
      (xi) and Investments permitted under Section 8.15(a)(i), (iii), (iv),
      (xii), (xiii), (xvi), (xvii) and (xviii)."

            (r) Clauses (ii), (xiii), (xvi), (xvii) and (xviii) of Section 8.15 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

            "(ii) [Reserved];"

            "(xiii) Investments constituting any portion of the Transactions or the Related Transactions;"

            "(xvi) any Acquisition by the Company or any domestic Wholly-Owned Restricted Subsidiary that is a Guarantor (other than the Gameplan Acquisition) where (1) the business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by the Company and the Restricted Subsidiaries at the Closing Time, (2) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition and all of the equity interests of such Person are being acquired, (3) immediately before and after giving effect to such Acquisition and the Indebtedness incurred in connection therewith, no Default or Event of Default shall exist, (4) the Company is in pro forma compliance with Section 8.20 calculated on a pro forma basis for the most recent four fiscal quarter period then ended, but including the effect of the proposed Acquisition and the Indebtedness incurred in connection therewith, as reflected in an Officers' Certificate delivered to the Noteholders at least three Business Days prior to the consummation of such Acquisition, (5) the aggregate consideration to be paid by the Company and the Subsidiaries (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition, together with such consideration paid in connection with all other Acquisitions completed since the Closing Time (other than the Kiddie World Acquisition, the Folz Acquisition and, if consummated, the Gameplan Acquisition), is less than or equal to $3,000,000, (6) no more than $2,000,000 in the aggregate of the purchase prices for all Acquisitions completed since the Closing Time (other than the Kiddie World Acquisition, the Folz Acquisition and, if consummated, the Gameplan Acquisition), shall be financed with Indebtedness, and such Indebtedness (other than Revolving Loans (as defined in the Credit Agreement) advanced under the Credit

      Agreement) shall be unsecured, (7) the business or division acquired, or the Person acquired, has positive earnings before interest, taxes, depreciation and amortization (determined pursuant to GAAP) for the most recent 12 month period then completed, (8) reasonably prior to such Acquisition, the Noteholders shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition, and (9) the Noteholders shall have approved the Company's computation of Pro Forma EBITDA for the Person to be acquired, which approval shall not be unreasonably withheld, or if the Company elects not to seek the Noteholders' approval, such Pro Forma EBITDA shall be deemed to be equal to zero for all purposes hereunder;"

            "(xvii) the Gameplan Acquisition, so long as (1) the Board of Directors of each of Gameplan and Pinball has approved the Gameplan Acquisition, (2) immediately before and after giving effect to the Gameplan Acquisition and the Indebtedness incurred in connection therewith, no Default or Event of Default shall exist, (3) the aggregate consideration to be paid by the Company and the Subsidiaries (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with the Gameplan Acquisition is less than or equal to $8,500,000, (4) the only Indebtedness incurred to consummate the Gameplan Acquisition shall be solely a combination of the proceeds of the New Notes and the proceeds of the Term C Loan and Term D Loan (each as defined in the Credit Agreement),
      (5) reasonably prior to the Gameplan Acquisition, the Noteholders shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with the Gameplan Acquisition, (6) the Noteholders shall have received and reviewed, with satisfactory results, all business and legal due diligence reasonably required by them in connection with the Gameplan Acquisition,
      (7) the Noteholders shall have received satisfactory evidence that Pro Forma EBITDA for Gameplan and Pinball is at least $1,800,000 and (8) the Gameplan Acquisition shall have been consummated on or prior to May 31, 2003; and"

            "(xviii) in addition to Investments otherwise expressly permitted by clauses (i) through (xvii) above, Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed $250,000 during the term of this Agreement."

            (s) Section 8.16 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

            "8.16. Amendments or Waivers of Certain Documents. The Company shall not, and shall not cause or permit any of its Subsidiaries to, amend or otherwise modify, or waive any rights, or suffer to occur any amendment or other modification or waiver, under (i) any Transaction Document or any Related Transaction Document, (ii) any provisions of any agreement, instrument or document evidencing or securing any of the Subordinated Indebtedness, including without limitation, the Trust Subordinated Debt Documents, the Trust Preferred Guarantee and the Kiddie World Debt Documents, (iii) the Senarc Debt Documents or (iv) any provisions of the Trust Preferred Documents, in each case, other than amendments, modifications and waivers not materially adverse to the interests of the Noteholder as determined by the Required Holders in their reasonable judgment."

            (t) Section 8.18 of the Purchase Agreement is hereby amended by deleting the amount "$4,000,000" and inserting in its place "$6,000,000".

            (u) Section 8.20 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

            "8.20 Financial Covenants.

            8.20.1 Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                                                                                          Fixed Charge
                  Computation Period Ending                                              Coverage Ratio
                  -------------------------                                              --------------
                  June 30, 2003                                                            1.00 : 1.0

                  September 30, 2003                                                       1.00 : 1.0

                  December 31, 2003                                                        1.00 : 1.0

                  March 31, 2004                                                           1.00 : 1.0

                  June 30, 2004                                                            1.00 : 1.0

                  September 30, 2004                                                       1.00 : 1.0

                  December 31, 2004                                                        1.00 : 1.0

                  March 31, 2005                                                           1.00 : 1.0

                  June 30, 2005                                                            1.00 : 1.0

                  September 30, 2005                                                       1.00 : 1.0

                  December 31, 2005                                                        1.00 : 1.0

                  March 31, 2006 and each June 30, September 30,                           1.05 : 1.0
                  December 31 and March 31 thereafter

            8.20.2 Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                                                                                            Interest
                  Computation Period Ending                                              Coverage Ratio
                  -------------------------                                              --------------
                  June 30, 2003                                                            2.25 : 1.0

                  September 30, 2003                                                       2.25 : 1.0

                  December 31, 2003                                                        2.25 : 1.0

                  March 31, 2004                                                           2.25 : 1.0

                  June 30, 2004                                                            2.25 : 1.0

                  September 30, 2004                                                       2.40 : 1.0

                  December 31, 2004                                                        2.40 : 1.0

                  March 31, 2005                                                           2.55 : 1.0

                  June 30, 2005                                                            2.55 : 1.0

                  September 30, 2005                                                       2.75 : 1.0

                  December 31, 2005                                                        2.75 : 1.0

                  March 31, 2006                                                           3.00 : 1.0

                  June 30, 2006                                                            3.00 : 1.0

                  September 30, 2006                                                       3.00 : 1.0

                  December 31, 2006                                                        3.20 : 1.0

                  March 31, 2007                                                           3.20 : 1.0.

                  June 30, 2007 and each September 30,                                     3.40 : 1.0
                  December 31, March 31
                  and June 30 thereafter

            8.20.3 Total Debt to EBITDA Ratio. The Company shall not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                                                                                         Total Debt to
                  Computation Period Ending                                               EBITDA Ratio
                  -------------------------                                               ------------
                  June 30, 2003                                                            4.45 : 1.0

                  September 30, 2003                                                       4.45 : 1.0

                  December 31, 2003                                                        4.15 : 1.0

                  March 31, 2004                                                           4.15 : 1.0

                  June 30, 2004                                                            4.15 : 1.0

                  September 30, 2004                                                       4.10 : 1.0

                                                                                         Total Debt to
                  Computation Period Ending                                               EBITDA Ratio
                  -------------------------                                               ------------
                  December 31, 2004                                                        4.10 : 1.0

                  March 31, 2005                                                           4.10 : 1.0

                  June 30, 2005                                                            3.85 : 1.0

                  September 30, 2005                                                       3.85 : 1.0

                  December 31, 2005                                                        3.85 : 1.0

                  March 31, 2006                                                           3.50 : 1.0

                  June 30, 2006                                                            3.50 : 1.0

                  September 30, 2006                                                       3.25 : 1.0

                  December 31, 2006                                                        3.25 : 1.0

                  March 31, 2007 and each June 30, September 30,                           3.00 : 1.0
                  December 31 and March 31 thereafter

            8.20.4 Capital Expenditures. The Company shall not permit the aggregate amount of all Capital Expenditures made by the Company and its Restricted Subsidiaries in any Fiscal Year to exceed (a) if the Gameplan Acquisition shall not have been consummated, the applicable amount set forth below under the column entitled "Capital Expenditures (if the Gameplan Acquisition is not consummated)" for such Fiscal Year and (b) if the Gameplan Acquisition shall have been consummated, the applicable amount set forth below under the column entitled "Capital Expenditures (if the Gameplan Acquisition is consummated)" for such Fiscal Year:

                                                       Capital Expenditures              Capital Expenditures
                                                  (if the Gameplan Acquisition       (if the Gameplan Acquisition
    Fiscal Year                                        is not consummated)                 is consummated)
    -----------                                        -------------------                 ---------------
    2003                                                    12,800,000                       $13,500,000

    2004                                                    12,800,000                       $13,500,000

    2005                                                    13,800,000                       $14,500,000

    2006                                                    13,800,000                       $14,500,000

    2007 and each Fiscal Year thereafter                    13,800,000                       $14,500,000

If the Company does not utilize the entire amount of Capital Expenditures permitted in any Fiscal Year commencing with Fiscal Year 2003, the Company may carry forward, to the immediately succeeding Fiscal Year only, 50% of such unutilized amount (with Capital

Expenditures made by the Company in such succeeding Fiscal Year applied last to such unutilized amount)."

            (v) The last sentence of Section 14.01 is hereby amended and restated in its entirety as follows:

            "The Company will pay, and will save each Purchaser and each other Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders engaged by or on behalf of any Closing Time Issuer or any of its Subsidiaries in relation to the Transactions and the Related Transactions."

            3. AMENDMENTS TO THE WARRANTS. (a) Clause (ii) of the third paragraph of Section 4(b) of each of the Warrants is amended and restated as follows: (ii) the issuance of the Authorized Warrants or the New Warrants and the issuance of any shares upon the exercise of either the Authorized Warrants or the New Warrants;

            (b) Clause (viii) of the third paragraph of Section 4(b) of each of the Warrants is amended and restated as follows: (viii) the issuance of the AHYDO Warrants (as defined in the Purchase Agreement) pursuant to the terms of the Purchase Agreement and the issuance of the New AHYDO Warrants (as defined in the New Purchase Agreement) pursuant to the terms of the New Purchase Agreement and, in each case, the issuance of any shares upon the exercise of either the AHYDO Warrants or the New AHYDO Warrants.

            (c) Section 9 of each of the Warrants is amended to included the definition of "New AHYDO Warrants", "New Purchase Agreement" and "New Warrants" in alphabetical order as follows:

            "New AHYDO Warrants" means warrants in substantially the same form as that of the New Warrants provided that the New AHYDO Warrants shall not be entitled to the benefit of the anti-dilution provisions set forth in Sections 4(b) and 4(c) of the New Warrants.

            "New Purchase Agreement" means the certain purchase agreement dated as of April 15, 2003 among ACMI Holdings, Inc., American Coin Merchandising, Inc. and the Purchasers named therein.

            "New Warrants" means the warrants issued in connection with the New Purchase Agreement for 30,957 shares of Common Stock of ACMI Holdings, Inc.

            4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by the Purchasers), each to be in form and substance satisfactory to the Purchasers; the execution of this Amendment by the Purchasers shall constitute the Purchasers' acknowledgment that such conditions have been satisfied or waived:

            (a) the Purchasers shall have received a fully executed copy of this Amendment signed by the Company, Holdings and the Required Holders, and such other documents and instruments as the Purchasers may require;

            (b) the Purchasers shall have received a fully executed copy of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 15, 2003 by and among the Company, Madison, as Agent, The Royal Bank of Scotland PLC, New York Branch, as Documentation Agent and the financial institutions (the "Lenders") from time to time party to the Credit Agreement, signed by the Company and the Lenders;

            (c) the Purchasers shall have received executed copies of all material documents, agreements and instruments pertaining to the Folz Acquisition;

            (d) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Purchasers and their respective legal counsel; and

            (e) no Default or Event of Default shall have occurred and be continuing.

            5. REPRESENTATIONS AND WARRANTIES. To induce the Purchasers to enter into this Amendment, the Company and Holdings, jointly and severally, represent and warrant to each the Purchaser:

            (a) that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and Holdings and that this Amendment has been duly executed and delivered by the Company and Holdings; and

            (b) that each of the representations and warranties set forth in
      Section 5 of the Credit Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) is true and correct in all material respects as of the date hereof.

            6. SCOPE OF AMENDMENT. Except as specifically amended hereby, the Purchase Agreement, shall remain unchanged. It is declared and agreed by each of the parties hereto that the Purchase Agreement, subject to this Amendment, shall continue, in full force and effect, and that the Amendment and the Purchase Agreement shall be read as and shall constitute one document.

            7. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

            8. REFERENCES. Any reference to the Purchase Agreement contained in any document, instrument or Purchase Agreement executed in connection with the Purchase Agreement shall be deemed to be a reference to the Purchase Agreement as modified by this Amendment.

            9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same agreement.

            10. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

            11. THIRD-PARTY RIGHTS. Nothing in this Amendment, express or implied, shall give to any person other than the parties hereto, their successors and assigns any benefit or any legal or equitable right, remedy or claim under this Amendment.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.


                                      AMERICAN COIN MERCHANDISING, INC.

                                      By: /s/ Randall J. Faguardo
                                          -----------------------------
                                      Title: President & CEO


                                      ACMI HOLDINGS, INC.

                                      By: /s/ Randall J. Faguardo
                                          -----------------------------
                                      Title: President & CEO

                                      PURCHASERS:


                                      AUDAX MEZZANINE FUND, L.P.

                                      By:  Audax Mezzanine Business, L.P.
                                      Its: General Partner

                                      By:  /s/ Kevin Magid
                                           ---------------------------------
                                           Name:  Kevin Magid
                                           Title: Managing Director


                                      AUDAX CO-INVEST, L.P.

                                      By:  101 Huntington Holdings, LLC
                                      Title:  General Partner

                                      By:  /s/ Kevin Magid
                                           ---------------------------------
                                           Name:  Kevin Magid
                                           Title: Managing Director


                                      AUDAX TRUST CO-INVEST, L.P.

                                      By:  101 Hunting Holdings, LLC
                                      Title:  General Partner

                                      By:  /s/ Kevin Magid
                                           ---------------------------------
                                           Name:  Kevin Magid
                                           Title: Authorized Signatory

                                      THE ROYAL BANK OF SCOTLAND PLC,
                                        NEW YORK BRANCH


                                      By:  /s/ Una Corr
                                           ---------------------------------
                                           Name:  Una Corr
                                           Title: Vice President

                                      UPPER COLOMBIA CAPITAL COMPANY,
                                        LLC


                                      By:  /s/ Adrian Duffy
                                           ---------------------------------
                                           Name:  Adrian Duffy
                                           Title: Manager

                                      STATE STREET BANK AND TRUST
                                        COMPANY,
                                        as Trustee for the DuPont Pension Trust


                                      By:  /s/ Joette Levine
                                           ---------------------------------
                                           Name:  Joette Levine
                                           Title: Vice President

                                      WILTON PRIVATE EQUITY FUND, LLC


                                      By:  Wilton Asset Management, L.L.C.
                                             its Manager


                                      By:  /s/ Carmen J. Gigliotti
                                           ---------------------------------
                                           Name:  Carmen J. Gigliotti
                                           Title: President